                                                                    EXHIBIT 25.1

================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                              ---------------------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
               OF A TRUSTEE PURSUANT TO SECTION 305(B)(2)_________

                              ---------------------

              SUNTRUST BANK, CENTRAL FLORIDA, NATIONAL ASSOCIATION
               (Exact name of trustee as specified in its charter)

Not Applicable                                        59-1424500
(State of incorporation if                            (I.R.S. Employer
not a U.S. national bank)                             Identification Number)

200 South Orange Avenue
Post Office Box 3631
Orlando, Florida                                      32802
(Address of trustee's principal                       (Zip Code)
  executive offices)

                             Jonathan D. Rich, Esq.
                         Maguire, Voorhis & Wells, P.A.
             200 South Orange Avenue, Suite 3000, Orlando, FL 32801
                                 (407) 244-1105
            (Name, address and telephone number of agent for service)

                              ---------------------

                              BLUEGREEN CORPORATION
               (Exact name of obligor as specified in its charter)

Massachusetts                                         03-0300793
(State of incorporation)                              (I.R.S. Employer
                                                      Identification No.)

5295 Town Center Road                                 33486
Boca Raton, Florida                                   (Zip Code)
(Address of principal executive offices)

                              ---------------------

                      10-1/2% SENIOR SECURED NOTES DUE 2008
                         (TITLE OF INDENTURE SECURITIES)


================================================================================

Item 1. GENERAL INFORMATION. Furnish the following information as to the trustee:

          (a) Name and address of each examining or supervising authority to which it is subject.

                           NAME                                  ADDRESS
                           ----                                  -------

                  Comptroller of Currency                    Washington, D.C.

                  The Board of Governors of                  Washington, D.C.
                  the Federal Reserve System
                  Corporation                                Washington, D.C.

                  Federal Deposit Insurance                  Washington, D.C.
                  Corporation

          (b)  Whether it is authorized to exercise corporate trust powers.

          Yes.

Item 2. AFFILIATIONS WITH THE OBLIGOR. If the obligor or any underwriter for the obligor is an affiliate of the trustee, describe each such affiliation.

          None.

Item 16.  LIST OF EXHIBITS.

          List below all exhibits filed as a part of this statement of eligibility.

          Exhibit 1 - Copy of the articles of association of the Trustee as now in effect (see Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 33-34738, which is incorporated by reference).

          Exhibit 2 - Copy of the certificate of authority of the Trustee to commence business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33- 34738, which is incorporated by reference).

          Exhibit 3 - Copy of the authorization of the Trustee to exercise corporate trust powers (see Exhibit 3 to Form T- 1 filed in connection with Registration Statement No. 33- 34738, which is incorporated by reference).

          Exhibit 4 - Copy of the existing bylaws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 33-34738, which is incorporated by reference).

          Exhibit 5 - Not applicable.

          Exhibit 6 - Not applicable.

          Exhibit 7 - Copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

          Exhibit 8 - Not applicable.

          Exhibit 9 - Not applicable.

                                    SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, SunTrust Bank, Central Florida, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Orlando, State of Florida, on the 16th day of April, 1998.



                                          SUNTRUST BANK, CENTRAL FLORIDA,
                                            NATIONAL ASSOCIATION



                                          By: /s/ Theresa Hawkins
                                              ---------------------------------
                                              Vice President

                                    EXHIBIT 7


                             Report of Condition of
              SunTrust Bank, Central Florida, National Association

CONSOLIDATED REPORT OF INCOME
FOR THE PERIOD JANUARY 1, 1998 - MARCH 31, 1998

All Report of Income schedules are to be reported on a calendar year-to-date basis in thousands of dollars.

SCHEDULE RI - INCOME STATEMENT

                                                                                                              I380 <-
                                                                                Dollar Amounts in Thousands
-----------------------------------------------------------------------------------------------------------
1. Interest Income:
    a. Interest and fee income on loans:
        (1) Loans secured by real estate ........................................................    39,233   1.a.1
        (2) Loans to finance agricultural production and other loans to farmers .................     1,317   1.a.2
        (3) Commercial and industrial loans .....................................................    45,969   1.a.3
        (4) Loans to individuals for household, family, and other personal expenditures:
            (a) Credit cards and related plans ..................................................       774   1.a.4.a
            (b) Other ...........................................................................    11,105   1.a.4.b
        (5) Loans to foreign governments and official institutions ..............................         0   1.a.5
        (6) Obligations (other than securities and leases) of states and political subdivisions in the U.S.:
            (a) Taxable obligations .............................................................       161   1.a.6.a
            (b) Tax-exempt obligations ..........................................................     2,610   1.a.6.b
        (7) All other loans .....................................................................     7,193   1.a.7
     b. Income from lease financing receivables:
        (1) Taxable leases ......................................................................     2,669   1.b.1
        (2) Tax-exempt leases ...................................................................        73   1.b.2
     c. Interest income on balances due from depository institutions (1) ........................        57   1.c
     d. Interest and dividend income on securities:
         (1) U.S. Treasury securities and U.S. Government agency obligations ....................    11,388   1.d.1
         (2) Securities issued by states and political subdivisions in the U.S.:
             (a) Taxable securities .............................................................         0   1.d.2.a
             (b) Tax-exempt securities ..........................................................       467   1.d.2.b
         (3) Other domestic debt securities .....................................................         0   1.d.3
         (4) Foreign debt securities ............................................................         4   1.d.4
         (5) Equity securities (including investments in mutual funds) ..........................       323   1.d.5
     e. Interest income from trading assets .....................................................         0   1.e
     f. Interest income on federal funds sold and securities purchased under agreements to resell     8,398   1.f
     g. Total interest income (sum of items 1.a through 1.f) ....................................   131,741   1.g

----------
 (1) Includes interest income on time certificates of deposits not held for trading.

                                                                                    Dollar Amounts in Thousands
---------------------------------------------------------------------------------------------------------------
  2. Interest expense:
     a. Interest on deposits:
          (1) Transaction accounts (NOW accounts, ATS accounts, and                   YEAR-TO-DATE
              telephone and preauthorized transfer accounts) .......................           383            2.a.1
          (2) Nontransaction accounts:
               (a) Money market deposit accounts (MMDAs) ...........................         3,518            2.a.2a
               (b) Other savings deposits ..........................................         9,355            2.a.2b
               (c) Time deposits of $100,000 or more ...............................         4,528            2.a.2c
               (d) Time deposits of less than $100,000 .............................         8,870            2.a.2d
     b. Expense of federal funds purchased and securities sold under
        agreements to repurchase ...................................................        36,968            2.b
     c. Interest on demand notes issued to the U.S. Treasury, trading liabilities,
        and on other borrowed money ................................................         4,367            2.c
     d. Not applicable
     e. Interest on subordinated notes and debentures ..............................           1,744          2.e
     f. Total interest expense (sum of items 2.a through 2.e) ......................          69,733          2.f
  3. Net interest income (item 1.g minus 2.f) ......................................                  62,008  3.
  4. Provisions:
     a. Provision for credit losses .................................................                  1,400  4.a
     b. Provision for allocated transfer risk .......................................                      0  4.b
  5. Noninterest income:
     a. Income from fiduciary activities ...........................................         7,309            5.a
     b. Service charges on deposit accounts ........................................         9,145            5.b
     c. Trading revenue (must equal Schedule RI, sum of
        Memorandum items 8.a through 8.d) ..........................................             0            5.c
     d. - e. Not applicable
     f. Other noninterest income:
         (1) Other fee income ......................................................        18,622            5.f.1
         (2) All other noninterest income * ........................................         2,687            5.f.2
     g. Total noninterest income (sum of items 5.a through 5.f) ....................                 37,763   5.g
  6. a. Realized gains (losses) on held-to-maturity securities .....................                      0   6.a
     b. Realized gains (losses) on available-for-sale securities ...................                     16   6.b
  7. Noninterest expense:
     a. Salaries and employee benefits .............................................        18,691            7.a
     b. Expenses of premises and fixed assets (net of rental income)
       (excluding salaries and employee benefits and mortgage interest) ............         6,038            7.b
     c. Other noninterest expense * ................................................        33,814            7.c
     d. Total noninterest expense (sum of items 7.a through 7.c) ...................                 58,543   7.d
  8. Income (loss) before income taxes and extraordinary items and other
     adjustments (item 3 plus or minus items 4.a, 4.b, 5.g, 6.a, 6.b, and 7.d) .....                 39,844   8.
  9. Applicable income taxes (on item 8) ...........................................                 14,237   9.
 10. Income (loss) before extraordinary items and other adjustments (item 8 minus 9)                 25,607   10.
 11. Extraordinary items and other adjustments, net of income taxes * ...............                     0   11.
 12. Net income (loss) (sum of items 10 and 11) .....................................                25,607   12.

----------
   *   Describe on Schedule RI-E - Explanations.

                                                                                                              I381 <-
                                                                                 Dollar Amounts in Thousands
------------------------------------------------------------------------------------------------------------
MEMORANDA
1.  Interest expense incurred to carry tax-exempt securities, loans, and leases acquired after  YEAR TO DATE
    August 7, 1986, that is not deductible for federal income tax purposes ...................           496   M.1
2.  Income from the sale and servicing of mutual funds and annuities (included in
    Schedule RI, item 8) .....................................................................         1,774   M.2
3.  Not applicable
4.  Number of full-time equivalent employees on payroll at end of current period (round to            NUMBER
    nearest whole number) ....................................................................         1,556   M.4
5. -6. Not applicable
7.  If the reporting bank has restated its balance sheet as a result of applying push             CCYY/MM/DD
    down accounting this calendar year, report the date of the bank's acquisition (1) ........           N/A   M.7
8.  Trading revenue (from cash instruments and off-balance sheet derivative instruments)
    (sum of Memorandum items 8.a through 8.d must equal Schedule RI, item 5.c):
    a. Interest rate exposures ...............................................................             0   M.8.a
    b. Foreign exchange exposures ............................................................             0   M.8.b
    c. Equity security and index exposures ...................................................             0   M.8.c
    d. Commodity and other exposures .........................................................             0   M.8.d
9.  Impact on income of off-balance sheet derivatives held for purposes other than trading:
    a. Net increase (decrease) to interest income ............................................             0   M.9.a
    b. Net (increase) decrease to interest expense ...........................................           144   M.9.b
    c. Other (noninterest) allocations .......................................................             0   M.9.c
10. Credit losses on off-balance sheet derivatives (see instructions) .......................              0   M.10
11. Does the reporting bank have a Subchapter S election in effect for                                YES/NO
    federal income tax purposes for the current tax year ? ..................................            N/A   M.11
12. Deferred portion of total applicable income taxes included in Schedule RI,
    items 9 and 11 (to be reported with the December Report of Income) ......................            N/A   M.12

----------
 (1) For example, a bank acquired on June 1, 1997, would report 1997/06/01

SCHEDULE RI-A - CHANGES IN EQUITY CAPITAL

Indicate decreases and losses in parentheses.                                                                         I383 <-
                                                                                      Dollar Amounts in Thousands
-----------------------------------------------------------------------------------------------------------------
 1. Total equity capital originally reported in the December 31, 1997, Reports of Condition and Income    525,378     1.
 2. Equity capital adjustments from amended Reports of Income, net * .................................          0     2.
 3. Amended balance end of previous calendar year (sum of items 1 and 2) .............................    525,378     3.
 4. Net income (loss) (must equal Schedule RI, item 12) ..............................................     25,607     4.
 5. Sale, conversion, acquisition, or retirement of capital stock, net ...............................          0     5.
 6. Changes incident to business combinations, net ...................................................          0     6.
 7. LESS: Cash dividends declared on preferred stock .................................................          0     7.
 8. LESS: Cash dividends declared on common stock ....................................................      6,000     8.
 9. Cumulative effect of changes in accounting principles from prior years * (see instructions for
    this schedule) ...................................................................................          0     9.
10. Corrections of material accounting errors from prior years * (see instructions for this schedule)           0    10.
11. Change in net unrealized holding gains (losses) on available-for-sale securities .................        624    11.
12. Other transactions with parent holding company * (not included in item 5, 7, or 8 above) .........       (676)   12.
13. Total equity capital end of current period (sum of items 3 through 12) (must equal
     Schedule RC item 28) ............................................................................    544,933    13.

----------
 *  Describe on Schedule RI-E - Explanations.

SCHEDULE RI-B - CHARGE-OFFS AND RECOVERIES ON LOANS AND LEASES
                 AND CHANGES IN ALLOWANCE FOR CREDIT LOSSES

PART I. CHARGE-OFFS AND RECOVERIES ON LOANS AND LEASES (1)

 Part I excludes charge-offs and recoveries through the
 allocated transfer risk reserve.                                                                 I386 <-
                                                                      Dollar Amounts in Thousands
-------------------------------------------------------------------------------------------------
                                                                    ----CALENDAR YEAR-TO-DATE----
                                                                        (Column A)   (olumn B)
                                                                        CHARGE-OFFS  RECOVERIES
1. Loans secured by real estate: .....................................
    a. To U.S. addressees (domicile) .................................          433          51   1.a
    b. To non-U.S. addressees (domicile) .............................            0           0   1.b
2. Loans to depository institutions and acceptances of other banks:
    a. To U.S. banks and other U.S. depository institutions ..........            0           0   2.a
    b. To foreign banks ..............................................            0           0   2.b
3. Loans to finance agricultural production and other loans to farmers            0           0   3
4. Commercial and industrial loans:
    a. To U.S. addressees (domicile) .................................           25         699   4.a
    b. To non-U.S. addressees (domicile) .............................            0           0   4.b
5. Loans to individuals for household, family, and other personal expenditures:
    a. Credit cards and related plans ................................          205          28   5.a.
    b. Other (includes single payment, installment, and all student
       loans) ........................................................        1,199         241   5.b.
6. Loans to foreign governments and official institutions ............            0           0   6
7. All other loans ...................................................           80          32   7
8. Lease financing receivables:
    a. Of U.S. addressees (domicile) .................................          750           3   8.a.
    b. Of non-U.S. addressees (domicile) .............................            0           0   8.b.
9. Total (sum of items 1 through 8) ..................................        2,692       1,054   9

MEMORANDA
                                                                                       Dollar Amounts in Thousands
------------------------------------------------------------------------------------------------------------------
                                                                                    ----CALENDAR YEAR-TO-DATE----
 1. - 3. Not applicable.
 4. Loans to finance commercial real estate, construction, and land                (Column A)    (Column B)
    development activities (not secured by real estate) included in                Charge-offs   Recoveries
    Schedule RI-B, part I, items 4 and 7, above .................................            0            0   M.4
5.  Loans secured by real estate  (sum of Memorandum items 5.a through 5.e must equal sum of Schedule RI-B, part I, item 1.a and 1.b, above):
    a. Construction and land development ........................................           20            4   M.5.a
    b. Secured by farmland ......................................................            0            0   M.5.b
    c. Secured by 1-4 family residential properties:
             (1) Revolving, open-end loans secured by 1-4 family residential
                 properties and extended under lines of credit ..................           20            0   M.5.c1
             (2) All other loans secured by 1-4 family residential properties....           36            1   M.5.c2
    d. Secured by multifamily (5 or more) residential properties ................            0            0   M.5.d
    e. Secured by nonfarm nonresidential properties .............................          357           46   M.5.e

PART II.  CHANGES IN ALLOWANCE FOR CREDIT LOSSES

                                                                       Dollar Amounts in Thousands
--------------------------------------------------------------------------------------------------
1. Balance originally reported in the December 31, 1997,  Reports of Condition and Income   89,443   1.
2. Recoveries (must equal or exceed part I, item 9, column B above) .....................    1,054   2.
3. LESS: Charge-offs (must equal or exceed part I, item 9, column A above) ..............    2,692   3.
4. Provision for credit losses (must equal Schedule RI, item 4.a) .......................    1,400   4.
5. Adjustments * (see instructions for this schedule) ...................................        0   5.
6. Balance end of current period (sum of items 1 through 5)
   (must equal or exceed Schedule RC, item 4.b) .........................................   89,205   6.

----------
 *  Describe on Schedule RI-E - Explanations.

SCHEDULE RI-E - EXPLANATIONS

SCHEDULE RI-E IS TO BE COMPLETED EACH QUARTER ON A CALENDAR YEAR-TO-DATE BASIS.

Detail all adjustments in Schedules RI-A and RI-B, all extraordinary items and other adjustments in Schedule RI, and all significant items of other noninterest income and other noninterest expense in Schedule RI.
(See instructions for details)

                                                                         I395 <-

                                                                               Dollar Amounts in Thousands
----------------------------------------------------------------------------------------------------------
 1.  All other noninterest income (from Schedule RI, item 5.f.(2))
     Report amounts that exceed 10% of Schedule RI, item 5.f.(2):                             YEAR TO DATE
     a. Net gains (losses) on other real estate owned ......................................           321         1.a
     b. Net gains (losses) on sales of loans ...............................................         1,064         1.b
     c. Net gains (losses) on sales of premises and fixed assets ...........................             0         1.c
     Itemize and describe the three largest other amounts that exceed 10% of Schedule RI, item 5.f.(2):
                               TEXT
         d.       FOREIGN EXCHG-GAIN/LOSS                                                              461         1.d
         e.       SALE OF CUSTOMER CHECKS                                                              402         1.e
         f.       OTHER INCOME                                                                         367         1.f
 2.  Other noninterest expense (from Schedule RI, item 7.c):                                  YEAR TO DATE
     a. Amortization expense of intangible assets ...........................................            0         2.a
     Report amounts that exceed 10% of Schedule RI, item 7.c:
     b. Net (gains) losses on other real estate owned .......................................            0         2.b
     c. Net (gains) losses on sales of loans ................................................            0         2.c
     d. Net (gains) losses on sales of premises and fixed assets ............................            0         2.d
     Itemize and describe the three largest other amounts that exceed 10% of Schedule RI, item 7.c:
                              TEXT
         e.       I/C DATA PROCESSING FEE                                                           10,999         2.e
         f.       CR-CD-INTERCHANGE EXP                                                              7,012         2.f
         g.                                                                                              0         2.g

                                                                                                         Dollar Amounts in Thousands
------------------------------------------------------------------------------------------------------------------------------------
 3. Extraordinary items and other adjustments (from Schedule RI, item 11.a) and applicable income tax effect (from Schedule RI, item 11.b) (itemize and describe all extraordinary
    items and other adjustments):                                                                                Year-to-Date
                               TEXT
    a. (1)                                                                                                        0 3.a.1
       (2) Applicable income tax effect............................................................         0       3.a.2
    b. (1)                                                                                                        0 3.b.1
       (2) Applicable income tax effect............................................................         0       3.b.2
    c. (1)                                                                                                        0 3.c.1
       (2) Applicable income tax effect............................................................         0       3.c.2
 4. Equity capital adjustments from amended Reports of Income (from Schedule RI-A, item 2)
    (itemize and describe all adjustments):
                               TEXT
     a.                                                                                                           0 4.a
     b.                                                                                                           0 4.b
 5. Cumulative effect of changes in accounting principles from prior years
    (from Schedule RI-A, item 9) (itemize and describe all changes in accounting principles):
                               TEXT
      a.                                                                                                          0 5.a
      b.                                                                                                          0 5.b
 6. Corrections of material accounting errors from prior years (from Schedule RI-A, item 10)
     (itemize and describe all corrections):
                               TEXT
      a.                                                                                                          0 6.a
      b.                                                                                                          0 6.b
 7. Other transactions with parent holding company (from Schedule RI-A, item 12)
     (itemize and describe all such transactions):
                               TEXT
     a.  FIXED ASSET DIVIDEND                                                                                  (676)7.a
     b.                                                                                                           0 7.b
 8. Adjustments to allowance for credit losses (from Schedule RI-B, part II, item 5)
    (itemize and describe all adjustments):
                               TEXT
     a.                                                                                                           0 8.a
     b.                                                                                                           0 8.b

                                                                                                               I398    I399 <-
 9. Other explanations (the space below is provided for bank to briefly describe, at its option, any other significant items affecting the Report of Income):
    X = NO COMMENT - Y = COMMENT......................   X
    Other explanations (please type or print clearly):
                    TEXT 4769   ( 70 CHARACTERS PER LINE )

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
CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR MARCH 31, 1998

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC - BALANCE SHEET
                                                                      C300 <-

                                                                                                        Dollar Amounts in Thousands
-----------------------------------------------------------------------------------------------------------------------------------
 ASSETS
  1.  Cash and balances due from depository institutions(from Schedule RC-A):
      a. Noninterest-bearing balances and currency and coin (1)......................................................    547,696 1.a
      b. Interest-bearing balances (2)...............................................................................      4,167 1.b
  2.  Securities:
      a. Held-to-maturity securities (from Schedule RC-B, column A) .................................................          0 2.a
      b. Available-for-sale securities (from Schedule RC-B, column D) ...............................................    725,998 2.b
  3.  Federal funds sold and securities purchased under agreements to resell.........................................    574,904 3
  4.  Loans and lease financing receivables:
      a. Loans and leases, net of unearned income (from Schedule RC-C)..................................... 6,058,046            4.a
      b. LESS: Allowance for loan and lease losses.........................................................    89,205            4.b
      c. LESS: Allocated transfer risk reserve.............................................................         0            4.c
      d. Loans and leases, net of unearned income,
         allowance, and reserve (item 4.a minus 4.b and 4.c)........................................................   5,968,841 4.d
  5.  Trading assets (from Schedule RC-D)............................................................................          0 5.
  6.  Premises and fixed assets (including capitalized leases).......................................................     52,965 6.
  7.  Other real estate owned (from Schedule RC-M)...................................................................      2,071 7.
  8.  Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M).......................      7,804 8.
  9.  Customers' liability to this bank on acceptances outstanding...................................................      1,847 9.
 10.  Intangible assets (from Schedule RC-M).........................................................................          0 10.
 11.  Other assets (from Schedule RC-F)..............................................................................     82,572 11.
 12.  Total assets (sum of items 1 through 11).......................................................................  7,968,865 12.

-----------------------
 (1) Includes cash items in process of collection and unposted debits.
 (2) Includes time certificates of deposit not held for trading.

                                                                                                         Dollar Amounts in Thousands
------------------------------------------------------------------------------------------------------------------------------------
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C from Schedule RC-E).................................  4,184,594 13.a
       (1) Noninterest-bearing (1).....................................................................  1,272,935           13.a.1
       (2) Interest-bearing............................................................................  2,911,659           13.a.2
    b. In foreign offices, Edge and Agreement subsidiaries, and IBFs
       (1) Noninterest-bearing...................................................................................
       (2) Interest-bearing......................................................................................
14. Federal funds purchased and securities sold under agreements to repurchase ..................................  2,524,575 14
15. a. Demand notes issued to the U.S. Treasury..................................................................          0 15.a
    b. Trading liabilities (from Schedule RC-D) .................................................................          0 15.b
16. Other borrowed money(includes mortgage indebetedness and obligations under capitalized leases):
    a. With a remaining maturity of one year or less ............................................................    502,732 16.a
    b. With a remaining maturity of more than one year through three years ......................................          0 16.b
    c. With a remaining maturity of more than three years .......................................................          0 16.c
17. Not applicable
18. Bank's liability on acceptances executed and outstanding.....................................................      1,847 18
19. Subordinated notes and debentures (2) .......................................................................    160,000 19
20. Other liabilities (from Schedule RC-G).......................................................................     50,184 20
21. Total liabilities (sum of items 13 through 20) ..............................................................  7,423,932 21
22. Not applicable
 EQUITY CAPITAL
23. Perpetual preferred stock and related surplus................................................................          0 23
24. Common stock.................................................................................................      5,098 24
25. Surplus (exclude all surplus related to preferred stock).....................................................    124,125 25
26. a. Undivided profits and capital reserves....................................................................    411,373 26.a
    b. Net unrealized holding gains (losses) on available-for-sale securities ...................................      4,337 26.b
27. Cumulative foreign currency translation adjustments..........................................................            27
28. Total equity capital (sum of items 23 through 27)............................................................    544,933 28
29. Total liabilities and equity capital (sum of items 21 and 28) ...............................................  7,968,865 29
 MEMORANDUM
 TO BE REPORTED ONLY WITH THE MARCH REPORT OF CONDITION.
 1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external
    auditors as of any date during 1997 .........................................................................          2 M. 1

 1 = Independent audit of the bank conducted in accordance               4 = Directors' examination of the bank performed by other
     with generally accepted auditing standards by a certified               external auditors (may be required by state chartering
     public accounting firm which submits a report on the bank               authority)
 2 = Independent audit of the bank's parent holding company              5 = Review of the bank's financial statements by external
     conducted in accordance with generally accepted auditing                auditors
     standards by a certified public accounting firm which               6 = Compilation of the bank's financial statements by
     submits a report on the consolidated holding company (but               external auditors
     not on the bank separately)                                         7 = Other audit procedures (excluding tax preparation work)
 3 = Directors' examination of the bank conducted in accordance          8 = No external audit work
     with generally accepted auditing standards by a certified
     public accounting firm (may be required by state chartering authority)

----------------------------
 (1) Includes total demand deposits and noninterest-bearing time and savings deposits.
 (2) Includes limited-life preferred stock and related surplus.

 SCHEDULE RC-A - CASH AND BALANCES DUE FROM DEPOSITORY INSTITUTIONS

 Exclude assets held for trading.
                                                                         C305 <-

                                                                                                       Dollar Amounts in Thousands
----------------------------------------------------------------------------------------------------------------------------------
 1. Cash items in process of collection, unposted debits, and currency and coin:
    a. Cash items in process of collection and unposted debits.......................................................  362,625 1.a
    b. Currency and coin.............................................................................................   93,726 1.b
 2. Balance due from depository institutions in the U.S.:
    a. U.S. branches and agencies of foreign banks...................................................................        0 2.a
    b. Other commercial banks in the U.S. and other depository institutions in the U.S...............................   23,569 2.b
 3. Balances due from banks in foreign countries and foreign central banks:
    a. Foreign branches of other U.S. banks..........................................................................        0 3.a
    b. Other banks in foreign countries and foreign central banks....................................................      886 3.b
 4. Balances due from Federal Reserve Banks..........................................................................   71,057 4
 5. Total (sum of items 1 through 4) (must equal Schedule RC, sum of items 1.a and 1.b)..............................  551,863 5

 MEMORANDUM

                                                                                                       Dollar Amounts in Thousands
----------------------------------------------------------------------------------------------------------------------------------
 1. Noninterest-bearing balances due from commercial banks in the U.S. (included in items 2.a and
    2.b above).......................................................................................................   19,402 M.1

 SCHEDULE RC-B - SECURITIES

 Exclude assets held for trading.
                                                                         C310 <-

                                                                                                         Dollar Amounts in Thousands
------------------------------------------------------------------------------------------------------------------------------------

                                                     ---------HELD-TO-MATURITY-------             --------AVAILABLE-FOR-SALE--------
                                                       (Column A)         (Column B)               (Column A)          (Column B)
                                                     Amortized Cost       Fair Value              Amortized Cost       Fair Value(1)
 1. U.S. Treasury securities......................               0                0                  364,317             367,892 1
 2. U.S. Government agency obligations
     (exclude mortgage-backed securities):
     a. Issued by U.S. Government.................               0                0                        0                   0 2.a
     b. Issued by U.S. Government-sponsored
        agencies (3)..............................               0                0                   69,595              70,837 2.b

----------------------------
 (1) Includes equity securities without readily determinable fair values at historical cost in item 6.b, column D.
 (2) Includes Small Business Administration 'Guaranteed Loan Pool Certificates,' U.S. Maritime Administration obligations, and Export - Import Bank participation certificates.
 (3) Includes obligations (other than mortgage-backed securities) issued by the Farm Credit System, the Federal Home Loan Bank System, The Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Financing Corporation, the Resolution Funding Corporation, the Student
     Loan Marketing Association, and the Tennessee Valley Authority.

SCHEDULE RC-B CONTINUED

                                                                                                       Dollar Amounts in Thousands
----------------------------------------------------------------------------------------------------------------------------------
                                                     ---------HELD-TO-MATURITY-------          -------AVAILABLE-FOR-SALE-------
                                                       (Column A)         (Column B)            (Column A)        (Column B)
 3. Securities issued by states and political        Amortized Cost       Fair Value           Amortized Cost     Fair Value(1)
    subdivisions in the U.S.:
    a. General obligations.........................               0                0                   30,479         31,517 3.a
    b. Revenue obligations.........................               0                0                    3,993          4,235 3.b
    c. Industrial development
       and similar obligations.....................               0                0                        0              0 3.c
 4. Mortgage-backed securities (MBS):
    a. Pass-through securities:
       (1) Guaranteed by GNMA......................               0                0                   53,032         53,734 4.a.(1)
       (2) Issued by FNMA and FHLMC................               0                0                   74,000         74,193 4.a.(2)
       (3) Other pass-through securities...........               0                0                        0              0 4.a.(3)
    b. Other mortgage-backed securities (include
       CMOs, REMICs and stripped MBS):
       (1) Issued or guaranteed by FNMA,
           FHLMC, or GNMA..........................               0                0                   90,800         90,917 4.b(1)
       (2) Collaterized by MBS issued or guaranteed
           by FNMA, FHLMC, or GNMA.................               0                0                        0              0 4.b.(2)
       (3) All other mortgage-backed securities....               0                0                        0              0 4.b.(3)
 5. Other debt securities:
    a. Other domestic debt securities..............               0                0                        0              0 5.a
    b. Foreign debt securities.....................               0                0                      250            250 5.b
 6. Equity securities:
    a. Investments in mutual funds and
       other equity securities with
       readily determinable fair values ..........................................................     28,546         28,546 6.a
    b. All other equity securities(1) ............................................................      3,877          3,877 6.b
 7. Total (sum of items 1 through 6) (total of
    Column A must equal Schedule RC item 2.a)
    (total of column D must equal Schedule RC,
    item 2.b)......................................               0                0                  718,889        725,998 7

-----------------
 (1) Includes equity securities without readily determinable fair values at historical cost in item 6.b, column D.

                                                                                                                           C321<-
Memoranda                                                                                         Dollar Amounts in Thousands
-----------------------------------------------------------------------------------------------------------------------------------
 1.  Pledged securities(1) ........................................................................................ 552,145  M.1
 2.  Maturity and repricing data for debt securities (1,2)(excluding those in nonaccrual status):
     a.  Securities issued by the U.S. Treasury, U.S. Government agencies, and states and political subdivisions in the U.S.; other non-mortgage debt securities; and
         mortgage pass-through securities other than those backed by closed-end first lien 1-4 family residential mortgages with a remaining maturity or repricing frequency of: (3,4)
         (1) Three months or less..................................................................................  54,983  M.2.a1
         (2) Over three months through 12 months................................................................... 173,145  M.2.a2
         (3) Over one year through three years..................................................................... 187,290  M.2.a3
         (4) Over three years through five years ..................................................................  43,702  M.2.a4
         (5) Over five years through 15 years .....................................................................  15,611  M.2.a5
         (6) Over 15 years ........................................................................................       0  M.2.a6
     b.  Mortgage pass-through securities backed by closed-end first lien 1-4 family residential mortgages with a remaining maturity or repricing frequency of: (3,5)
         (1) Three months or less..................................................................................  12,895  M.2.b1
         (2) Over three months through 12 months................................................................... 102,303  M.2.b2
         (3) Over one year through three years.....................................................................     184  M.2.b3
         (4) Over three years through five years ..................................................................   8,003  M.2.b4
         (5) Over five years through 15 years .....................................................................   4,396  M.2.b5
         (6) Over 15 years ........................................................................................     146  M.2.b6
     c.  Other mortgage-backed securities (include CMOs, REMICs, and stripped MBS;
         exclude mortgage pass-through securities) with an expected average life of: (6)
         (1) Three years or less ..................................................................................  89,119  M.2.c1
         (2) Over three years  ....................................................................................   1,798  M.2.c2
     d.  Fixed rate AND floating rate debt securities with a REMAINING MATURITY of one year or less (included in Memorandum items 2.a through 2.c above) ........................................ 272,656  M.2.d
 3.- 6.  Not applicable
 7.  Amortized cost of held-to-maturity securities sold or transferred to available-for-sale or trading securities during the calendar year-to-date (report the amortized cost at date
     of sale or transfer)..........................................................................................       0    M.7
 8.  High-risk mortgage securities (included in the held-to-maturity and available-for-sale accounts in Schedule RC-B, item 4.b):
     a. Amortized cost.............................................................................................       0  M.8.a
     b. Fair value.................................................................................................       0  M.8.b
 9.  Structured notes (included in the held-to-maturity and available-for-sale accounts in Schedule RC-B, items 2, 3, and 5):
     a. Amortized cost.............................................................................................       0  M.9.a
     b. Fair value.................................................................................................       0  M.9.b

-----------------------

(1) Includes held-to-maturity securities at amortized cost and available-for-sale securities at fair value.
(2) Exclude equity securities, e.g., investments in mutual funds, Federal Reserve stock, common stock, and preferred stock.
(3) Report fixed rate debt securities by remaining maturity and floating rate debt securities by repricing frequency.
(4) Sum of Memorandum items 2.a.(1) through 2.a.(6) plus any nonaccrual debt securities in the categories of debt securities reported in Memorandum item 2.a that are included in Schedule RC-N, item 9, column C, must equal Schedule RC-B, sum of items 1, 2, 3 and 5, columns A and D, plus mortgage pass-through securities other than those backed by closed-end first lien 1-4 family residential mortgages included in Schedule RC-B, item 4.a, columns A and D.
(5) Sum of Memorandum items 2.b.(1) through 2.b.(6) plus any nonaccrual mortgage pass-through securities backed by closed-end first lien 1-4 family residential mortgages included in Schedule RC-N, item 9, column C, must equal Schedule RC-B, item 4.a, sum of columns A and D, less the amount of mortgage pass-through securities other than those backed by closed-end first lien 1-4 family residential mortgages included in Schedule RC-B, Item 4a., columns A and D.

(6) Sum of Memorandum items 2.c.(1) and 2.c.(2) plus any nonaccrual "Other mortgage-backed securities" included in Schedule RC-N, item 9, column C, must equal Schedule RC-B, item 4.b, sum of columns A and D.

SCHEDULE RC-C - LOANS AND LEASE FINANCING RECEIVABLES

PART I.  LOANS AND LEASES

Do not deduct the allowance for loan and lease losses from amounts reported in this schedule. Report total loans and leases, net of unearned income. Exclude assets held for trading and commercial paper.

                                                                                                                     C315 <-
                                                                                                  Dollar Amounts in Thousands
----------------------------------------------------------------------------------------------------------------------------------
  1. Loans secured by real estate:
     a. Construction and land development..................................................................     164,655  1.a
     b. Secured by farmland (including farm residential and other improvements)............................      25,299  1.b
     c. Secured by 1-4 family residential properties:
        (1) Revolving, open-end loans secured by 1-4 family residential properties and
            extended under lines of credit.................................................................      95,842  1.c.1
        (2) All other loans secured by 1-4 family residential properties:
            (a) Secured by first liens.....................................................................   1,107,288  1.c.2a
            (b) Secured by junior liens....................................................................     104,244  1.c.2b
     d. Secured by multifamily (5 or more) residential properties..........................................      33,125  1.d
     e. Secured by nonfarm nonresidential properties.......................................................     429,959  1.e
  2. Loans to depository institutions:
     a. To commercial banks in the U.S.:
          (1) To U.S. branches and agencies of foreign banks...............................................           0  2.a1
          (2) To other commercial banks in the U.S.........................................................     218,185  2.a2
     b. To other depository institutions in the U.S........................................................         107  2.b
     c. To banks in foreign countries:
        (1) To foreign branches of other U.S. banks........................................................           0  2.c1
        (2) To other banks in foreign countries............................................................           0  2.c2
  3. Loans to finance agricultural production and other loans to farmers...................................      55,372  3.
  4. Commercial and industrial loans:
     a. To U.S. addressees (domicile)......................................................................   2,684,665  4.a
     b. To non-U.S. addressees (domicile)..................................................................      25,440  4.b
  5. Acceptances of other banks:
     a. Of U.S. banks......................................................................................         345  5.a
     b. Of foreign banks...................................................................................         379  5.b
  6. Loans to individuals for household, family, and other personal expenditures
     (i.e., consumer loans) (includes purchased paper):
     a. Credit cards and related plans (includes check credit and other revolving credit plans)............      23,255  6.a
     b. Other (includes single payment, installment, and all student loans)................................     514,726  6.b
  7. Loans to foreign government and official institutions (including foreign central banks)...............           0  7
  8. Obligations (other than securities and leases) of states and political subdivisions
       in the U.S. (includes nonrated industrial development obligations)..................................     196,190  8
  9. Other Loans:
     a. Loans for purchasing or carrying securities (secured and unsecured)................................      89,259  9.a
     b. All other loans (exclude consumer loans)...........................................................     133,675  9.b
 10. Lease financing receivables (net of unearned income):
     a. Of U.S. addressees (domicile)......................................................................     156,036  10.a
     b. Of non-U.S. addressees (domicile)..................................................................           0  10.b
 11. LESS: Any unearned income on loans reflected in items 1-9 above.......................................           0  11.
 12. Total loans and leases, net of unearned income (sum of items 1 through 10
     minus item 11) (must equal Schedule RC, item 4.a).....................................................   6,058,046  12

 PART I. CONTINUED

 MEMORANDA                                                                                              Dollar Amounts in Thousands
-----------------------------------------------------------------------------------------------------------------------------------
 1. Not applicable
 2. Loans and Leases restructured and in compliance with modified terms (included in
    Schedule RC-C, part I, above, and not reported as past due or nonaccrual in Schedule RC-N,
    Memorandum item 1):
    a. Loans secured by real estate:
       (1) To U.S. addressees (domicile).........................................................................         0  M.2.a.1
       (2) To non-U.S. addressees (domicile).....................................................................         0  M.2.a.2
    b. All other loans and lease financing receivables (exclude loans to individuals for
       household, family, and other personal expenditures).......................................................         0  M.2.b
    c. Commercial and industrial loans to and lease financing receivables of
       non-U.S. addressees (domicile) included in Memorandum item 2.b above......................................         0  M.2.c
 3. Maturity and repricing data for loans and leases (excluding those in nonaccrual status):
    a. Closed-end loans secured by first liens on 1-4 family residential properties (reported in Schedule RC-C, part I, item 1.c.(2).(a)) with a remaining maturity or repricing frequency of: (1, 2)
       (1) Three months or less .................................................................................    11,043  M.3.a1
       (2) Over three months through 12 months...................................................................   353,723  M.3.a2
       (3) Over one year through three years.....................................................................   124,647  M.3.a3
       (4) Over three years through five years ..................................................................   404,586  M.3.a4
       (5) Over five years through 15 years .....................................................................   155,402  M.3.a5
       (6) Over 15 years ........................................................................................    55,886  M.3.a6
    b. All loans and leases (reported in Schedule RC-C, part I, items 1 through 10) excluding closed-end loans secured by first liens on 1-4 family residential properties (reported in Schedule RC-C, part I, item 1.c.(2).(a)) with a remaining maturity or repricing frequency of: (1, 3)
       (1) Three months or less ................................................................................. 2,857,166  M.3.b1
       (2) Over three months through 12 months...................................................................   329,074  M.3.b2
       (3) Over one year through three years.....................................................................   454,912  M.3.b3
       (4) Over three years through five years ..................................................................   777,883  M.3.b4
       (5) Over five years through 15 years .....................................................................   472,847  M.3.b5
       (6) Over 15 years ........................................................................................    49,386  M.3.b6
    c. Fixed rate AND floating rate loans and leases (reported in Schedule RC-C, part I,
       items 1 through 10) with a REMAINING MATURITY of one year or less  .......................................     5,544  M.3.c
    d. Fixed rate AND floating rate loans secured by nonfarm nonresidential properties (reported in
       Schedule RC-C, part I, item 1.a ) with a REMAINING MATURITY of over five years
       (included in Memorandum item 3.b above) ..................................................................   142,830  M.3.d
    e. Fixed rate AND floating rate commercial and industrial loans (reported in Schedule RC-C, part I, item 4)
       with a REMAINING MATURITY of over three years ............................................................ 1,376,632  M.3.e

-------------
(1) Report fixed rate loans and leases by remaining maturity and floating rate loans by repricing frequency.
(2) Sum of Memorandum items 3.a.(1) through 3.a.(6) plus total nonaccrual closed-end loans secured by first liens on 1-4 family residential properties included in Schedule RC-N, Memorandum item 3.c.(2), column C, must equal total closed-end loans secured by first liens on 1-4 family residential properties from Schedule RC-C, part I, item 1.c.(2)(a).
(3) Sum of Memorandum items 3.b.(1) through 3.b.(6) plus total nonaccrual loans and leases from Schedule RC-N, sum of items 1 through 8, column C, minus nonaccrual closed-end loans secured by first liens on 1-4 family residential properties included in Schedule RC-N, Memorandum item 3.c.(2), column C, must equal total loans and leases from Schedule RC-C, Part I, sum of items 1 through 10, minus total closed-end loans secured by first liens on 1-4 family residential properties in domestic offices from Schedule RC-C, part I, item 1.c.(2)(a).

 PART I. CONTINUED

 MEMORANDA                                                                                           Dollar Amounts in Thousands
--------------------------------------------------------------------------------------------------------------------------------
 4. Loans to finance commercial real estate, construction, and land development activities
    (not secured by real estate) included in Schedule RC-C, part I, items 4 and 9.b,
    page RC-6 (1) ...............................................................................................  66,181     M.4
 5. Loans and leases held for sale (included in Schedule RC-C, part I, page RC-C) ...............................  23,900     M.5
 6. Adjustable rate closed-end loans secured by first liens on 1-4 family residential properties
    (included in Schedule RC-C, part I, item 1.c.(2)(a), page RC-6).............................................. 908,813     M.6

-------------
(1) Exclude loans secured by real estate that are included in Schedule RC-C, part I, items 1.a through 1.e.

SCHEDULE RC-D TRADING ASSETS AND LIABILITIES

 Schedule RC-D is to be completed by banks with $1 billion or more in total assets or with $2 billion or more in par/notional amount of off-balance sheet derivative contracts (as reported in Schedule RC-L, items 14.a through 14.e, columns A through D).


                                                                                                                     C320 <-
                                                                                                   Dollar Amounts in Thousands
---------------------------------------------------------------------------------------------------------------------------------
 ASSETS
   1. U.S. Treasury securities..................................................................................        0     1
   2. U.S. Government agency obligations (exclude mortgage-backed securities) ..................................        0     2
   3. Securities issued by states and political subdivisions in the U.S.........................................        0     3
   4. Mortgage-backed securities (MBS):
      a. Pass-through securities issued or guaranteed by FNMA, FHLMC, or GNMA...................................        0     4.a
      b. Other mortgage-backed securities issued or guaranteed by FNMA, FHLMC, or GNMA
         (include CMOs, REMICs, and stripped MBS)...............................................................        0     4.b
      c. All other mortgage-backed securities...................................................................        0     4.c
   5. Other debt securities.....................................................................................        0     5
   6. - 8. Not applicable
   9. Other trading assets......................................................................................        0     9
 10.  Not applicable
 11.  Revaluation gains on interest rate, foreign exchange rate, and other commodity and equity
      contracts..................................................................................................       0     11
 12.  Total trading assets (sum of items 1 through 11) (must equal Schedule RC, item 5)..........................       0     12

 LIABILITIES
 13.  Liability for short positions..............................................................................       0     13
 14.  Revaluation losses on interest rate, foreign exchange rate, and other commodity and equity
      contracts..................................................................................................       0     14
 15.  Total trading liabilities (sum of items 13 and 14) (must equal Schedule RC, item 15.b).....................       0     15

 SCHEDULE RC-E - DEPOSIT LIABILITIES

                                                                                                                         C325 <-
                                                                           -------Transaction Accounts-----   -Nontransaction-
                                                                                                                 Accounts
                                                                           (Column A)          (Column B)       (Column C)
                                                                              Total           Memo: Total          Total
                                                                           Transaction          Demand         nontransaction
                                Dollar Amounts in Thousands                  accounts          Deposits           Accounts
-----------------------------------------------------------               (including total   (included in        (including
                                                                          demand deposits)     column A)            MMDAs)
 DEPOSITS OF:
 1. Individuals, partnerships and corporations..................................1,064,892        892,164           2,789,783     1
 2. U.S. Government.............................................................      829            829                   0     2
 3. States and political subdivisions in the U.S................................   32,313         28,551              86,949     3
 4. Commercial banks in the U.S.................................................  197,510        197,510                   0     4
 5. Other depository institutions in the U.S....................................    6,992          6,992                   0     5
 6. Banks in foreign countries..................................................      421            421                   0     6
 7. Foreign governments, and official institutions
    (including foreign central banks)...........................................        0              0                   0     7
 8. Certified and official checks...............................................    4,905          4,905                         8
 9. Total (sum of items 1 through 8) (sum of
     columns A and C must equal Schedule RC,
     item 13.a).................................................................1,307,862      1,131,372           2,876,732     9

 MEMORANDA                                                                                              Dollar Amounts in Thousands
-----------------------------------------------------------------------------------------------------------------------------------
 1. Selected components of total deposits (i.e., sum of item 9, columns A and C):
     a. Total Individual Retirement Accounts (IRAs) and Keogh Plan accounts........................................ 141,869  M.1.a
     b. Total brokered deposits....................................................................................   4,000  M.1.b
     c. Fully insured brokered deposits (included in Memorandum item 1.b above):
         (1) Issued in denominations of less than $100,000.........................................................       0  M.1.c1
         (2) Issued either in denominations of $100,000 or in denominations greater than
             $100,000 and participated out by the broker in shares of $100,000 or less.............................       0  M.1.c2
     d. Maturity data for brokered deposits:
         (1) Brokered deposits issued in denominations of less than $100,000 with a remaining
             maturity of one year or less (included in Memorandum item 1.c.(1) above) .............................       0  M.1.d1
         (2) Brokered deposits issued in denominations of $100,000 or more with a remaining
             maturity of one year or less (included in Memorandum item 1.b above) .................................   4,000  M.1.d2
     e. Preferred deposits (uninsured deposits of states and political subdivisions in the U.S.
        reported in item 3 above which are secured or collateralized as required under state law)
        (TO BE COMPLETED FOR THE DECEMBER REPORT ONLY) ............................................................     N/A  M.1.e
 2. Components of total nontransaction accounts  (sum of Memorandum items 2.a through 2.d must equal item 9, column C, above):
    a. Savings deposits:
       (1) Money market deposit accounts (MMDAs)................................................................... 871,820  M.2.a1
       (2) Other savings deposits (excludes MMDAs)................................................................. 995,983  M.2.a2
    b. Total time deposits of less than $100,000................................................................... 691,673  M.2.b
    c. Total time deposits of $100,000 or more .................................................................... 317,256  M.2.c
 3. All NOW accounts (included in column A above).................................................................. 176,490  M.3
 4. Not applicable

 MEMORANDA (CONTINUED)                                                                                  Dollar Amounts in Thousands
-----------------------------------------------------------------------------------------------------------------------------------
 5. Maturity and repricing data for time deposits of less than $100,000 :
    a.  Time deposits of less than $100,000 with a remaining maturity or repricing frequency of: (1, 2)
        (1) Three months or less .................................................................................. 200,559  M.5.a1
        (2) Over three months through 12 months.................................................................... 295,403  M.5.a2
        (3) Over one year through three years ..................................................................... 171,895  M.5.a3
        (4) Over three years ......................................................................................  23,816  M.5.a4
    b.  Fixed rate AND floating rate time deposits of less than $100,000 with a REMAINING
        MATURITY of one year or less (included in Memorandum items 5.a.(1)
        through 5.a.(4) above) .................................................................................... 483,160  M.5.b
 6. Maturity and repricing data for time deposits of $100,000 or more:
    a. Time deposits of $100,000 or more with a remaining maturity or repricing frequency of: (1, 3)
       (1) Three months or less ...................................................................................  94,581  M.6.a1
       (2) Over three months through 12 months..................................................................... 119,942  M.6.a2
       (3) Over one year through three years ......................................................................  93,803  M.6.a3
       (4) Over three years .......................................................................................   8,930  M.6.a4
    b. Fixed rate AND floating rate time deposits of $100,000 or more with a REMAINING
       MATURITY of one year or less (included in Memorandum items 6.a.(1)
       through 6.a.(4) above) ..................................................................................... 211,876  M.6.b

-------------
 (1) Report fixed rate time deposits by remaining maturity and floating rate time deposits by repricing frequency.
 (2) Sum of Memorandum items 5.a.(1) through 5.a.(4) must equal Schedule RC-E Memorandum item 2.b above.
 (3) Sum of Memorandum items 6.a.(1) through 6.b.(4) must equal Schedule RC-E Memorandum item 2.c above.

 SCHEDULE RC-F - OTHER ASSETS

                                                                                                                            C330 <-
                                                                                                 Dollar Amounts in Thousands
-----------------------------------------------------------------------------------------------------------------------------------
 1. Income earned, not collected on loans .......................................................................      36,167  1
 2. Net deferred tax assets (1)..................................................................................      25,477  2
 3. Interest-only strips receivable (not in the form of a security)(2) on:
    a. Mortgage loans ...........................................................................................           0  3.a
    b. Other financial assets ...................................................................................           0  3.b
 4. Other (itemize and describe amounts that exceed 25% of this item)............................................      20,928  4
                 TEXT
    a.         SECURITIES-ACCRD INC                                                                         7,422              4.a
    b.                                                                                                          0              4.b
    c.                                                                                                          0              4.c
 5. Total (sum of items 1 through 4) (must equal Schedule RC, item 11)...........................................      82,572  5

                                                                                                 Dollar Amounts in Thousands
-----------------------------------------------------------------------------------------------------------------------------------
 MEMORANDUM
 1. Deferred tax assets disallowed for regulatory capital purposes...............................................           0  M.1

 SCHEDULE RC-G - OTHER LIABILITIES

                                                                                                                            C335 <-
                                                                                                 Dollar Amounts in Thousands
-----------------------------------------------------------------------------------------------------------------------------------
 1. a. Interest accrued and unpaid on deposits (3) ..............................................................      11,414  1.a
    b. Other expenses accrued and unpaid (includes accrued income taxes payable).................................      32,581  1.b
 2. Net deferred tax liabilities (1).............................................................................           0  2
 3. Minority interest in consolidated subsidiaries...............................................................           0  3
 4. Other (itemize and describe amounts that exceed 25% of this item)............................................       6,189  4
                 TEXT
     a.        ACCOUNTS PAYABLE                                                                             1,955              4.a
     b.                                                                                                         0              4.b
     c.                                                                                                         0              4.c
 5. Total (sum of items 1 through 4) (must equal Schedule RC, item 20)...........................................      50,184  5

-------------
 (1) See discussion of deferred income taxes in Glossary entry on 'income taxes.'
 (2) Report interest-only strips receivable in the form of a security as available-for sale securities in Schedule RC, item 2.b, or as trading assets in Schedule RC, item 5, as appropriate.
 (3) For savings banks, includes 'dividends' accrued and unpaid on deposits.

 SCHEDULE RC-K - QUARTERLY AVERAGES (1)

                                                                                                                            C355 <-
                                                                                                 Dollar Amounts in Thousands
-----------------------------------------------------------------------------------------------------------------------------------
  ASSETS
  1. Interest-bearing balances due from depository institutions..................................................       4,166  1
  2. U.S. Treasury securities, U.S. Government agency obligations (2) ...........................................     737,291  2
  3. Securities issued by states and political subdivisions in the U.S.(2).......................................      34,750  3
  4. a. Other debt securities (2)................................................................................         250  4.a
     b. Equity securities (3) (includes investments in mutual funds and Federal Reserve stock)...................      26,341  4.b
  5. Federal funds sold and securities purchased under agreements to resell......................................     612,819  5
  6. Loans:
     a. Total loans..............................................................................................   5,790,884  6.a
     b. Loans secured by real estate.............................................................................   1,937,514  6.b
     c. Loans to finance agricultural production and other loans to farmers......................................      69,766  6.c
     d. Commercial and industrial loans..........................................................................   2,817,159  6.d
     e. Loans to individuals for household, family, and other personal expenditures..............................     542,685  6.e
  7. Trading assets .............................................................................................           0  7
  8. Lease financing receivables (net of unearned income)........................................................     151,954  8
  9. Total assets(4).............................................................................................   7,881,082  9
 LIABILITIES
  10. Interest-bearing transaction accounts (NOW accounts, ATS accounts, and telephone
      and preauthorized transfer accounts) (exclude demand deposits).............................................     164,922  10
  11. Nontransaction accounts:
    a. Money market deposit accounts (MMDAs).....................................................................     850,523  11.a
    b. Other savings deposits....................................................................................     985,337  11.b
    c. Time deposits of $100,000 or more ........................................................................     331,631  11.c
    d. Time deposits of less than $100,000 ......................................................................     682,242  11.d
12. Federal funds purchased and securities sold under agreements to repurchase...................................   2,729,264  12
13. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) ..............     307,044  13

----------------
 (1) For all items, banks have the option of reporting either (1) an average of daily figures for the quarter or (2) an average of weekly figures (i.e., the Wednesday of each week of the quarter).
 (2) Quarterly averages for all debt securities should be based on amortized cost.
 (3) Quarterly averages for all equity securities should be based on historical cost.
 (4) The quarterly averages for total assets should reflect all debt securities (not held for trading) at amortized cost, equity securities with readily determinable fair values at the lower of cost or fair value, and equity securities without readily determinable fair values at historical cost.

SCHEDULE RC-L - OFF-BALANCE SHEET ITEMS

 Please read carefully the instructions for the preparation of Schedule RC-L. Some of the amounts reported in Schedule RC-L are regarded as volume indicators and not necessarily as measures of risk.

                                                                                                                            C360 <-
                                                                                                 Dollar Amounts in Thousands
-----------------------------------------------------------------------------------------------------------------------------------
  1.  Unused commitments:
      a. Revolving, open-end lines secured by 1-4 family residential properties,
         e.g., home equity lines.................................................................................    158,679  1.a
      b. Credit card lines.......................................................................................          0  1.b
      c. Commercial real estate, construction, and land development:
         (1) Commitments to fund loans secured by real estate....................................................    230,524  1.c.1
         (2) Commitments to fund loans not secured by real estate................................................     81,347  1.c.2
      d. Securities underwriting.................................................................................          0  1.d
      e. Other unused commitments................................................................................  4,976,171  1.e
  2.  Financial standby letters of credit........................................................................    837,363  2.
      a. Amount of financial standby letters of credit conveyed to others...............................  293,348             2.a
  3.  Performance standby letters of credit......................................................................     33,291  3.
      a. Amount of performance standby letters of credit conveyed to others.............................    7,104             3.a
  4.  Commercial and similar letters of credit ..................................................................     10,563  4.
  5.  Participations in acceptances (as described in the instructions) conveyed to others by the
      reporting bank.............................................................................................         21  5.
  6.  Participations in acceptances (as described in the instructions) acquired by the reporting
      (nonaccepting) bank........................................................................................          0  6.
  7.  Securities borrowed........................................................................................          0  7.
  8.  Securities lent (including customers' securities lent where the customer is indemnified
      against loss by the reporting bank)........................................................................          0  8.
  9.  Financial assets transferred with recourse that have been treated as sold for Call Report purposes :
      a. First lien 1-to-4 family residential mortgage loans :
         (1)  Outstanding principal balance of mortgages transferred as of the report date ......................          0  9.a.1
         (2)  Amount of recourse exposure on these mortgages as of the report date ..............................          0  9.a.2
      b. Other financial assets (excluding small business obligations reported in item 9.c) :
         (1)  Outstanding principal balance of assets transferred as of the report date .........................          0  9.b.1
         (2)  Amount of recourse exposure on these assets as of the report date .................................          0  9.b.2
      c. Small business obligations transferred with recourse under Section 208 of the Riegle
         Community Development and Regulatory Improvement Act of 1994:
         (1) Outstanding principal balance of small business obligations transferred as of the report date.......          0  9.c.1
         (2) Amount of retained recourse on these obligations as of the report date..............................          0  9.c.2
 10.  Notional amount of credit derivatives :
      a. Credit derivatives on which the reporting bank is the guarantor ........................................          0  10.a
      b. Credit derivatives on which the reporting bank is the beneficiary ......................................          0  10.b
 11.  Spot foreign exchange contracts............................................................................          0  11
 12.  All other off-balance sheet liabilities (exclude off-balance sheet derivatives) (itemize and describe
      each component of this item over 25% of Schedule RC, item 28, 'Total equity capital')......................          0  12
                      TEXT
      a.                                                                                                        0          12.a
      b.                                                                                                        0          12.b
      c.                                                                                                        0          12.c
      d.                                                                                                        0          12.d

   SCHEDULE RC-L CONTINUED

                                                                                                 Dollar Amounts in Thousands
-----------------------------------------------------------------------------------------------------------------------------------
13. All other off-balance sheet assets (exclude off-balance sheet derivatives)(itemize and describe
    each component of this item over 25% Schedule RC, item 28., 'Total equity capital')..........................      0   13
                      TEXT
    a.                                                                                                          0          13.a
    b.                                                                                                          0          13.b
    c.                                                                                                          0          13.c
    d.                                                                                                          0          13.d

                                                                                                                          C361 <-
                                                             (Column A)     (Column B)      (Column C)    (Column D)
  OFF-BALANCE SHEET DERIVATIVES                               Interest       Foreign          Equity       Commodity
  POSITION INDICATORS                                           Rate         Exchange        Derivative    and other
                                                             Contracts       Contracts       Contracts     Contracts
14.   Gross amounts (e.g., notional amounts) (for each
      column, sum of items 14.a through 14.e
      must equal sum of items 15, 16.a and 16.b):
      a. Futures contracts................................           0                 0             0             0    14.a
      b. Forward contracts................................           0                 0             0             0    14.b
      c. Exchange-traded option contracts:
         (1) Written options..............................           0                 0             0             0   14.c1
         (2) Purchased Options............................           0                 0             0             0   14.c2
      d. Over-the-counter options contracts:
         (1) Written options..............................           0                 0             0             0   14.d1
         (2) Purchased options............................           0                 0             0             0   14.d2
      e. Swaps............................................     155,328                 0             0             0   14.e
15.   Total gross notional amount of
      derivative contracts held for trading...............           0                 0             0             0      15
16.   Total gross notional amount of
      derivative contracts held for
      purposes other than trading:
      a. Contracts marked to market.......................           0                 0             0             0    16.a
      b. Contracts not marked to market...................     155,328                 0             0             0    16.b
      c. Interest rate swaps where the bank
         has agreed to pay a fixed rate ..................      55,328                                                  16.c

   SCHEDULE RC-L CONTINUED

                                                                                                 Dollar Amounts in Thousands
-----------------------------------------------------------------------------------------------------------------------------------
                                                             (Column A)     (Column B)      (Column C)     (Column D)
  OFF-BALANCE SHEET DERIVATIVES                               Interest       Foreign          Equity       Commodity
  POSITION INDICATORS                                           Rate         Exchange        Derivative    and other
                                                             Contracts       Contracts       Contracts     Contracts
17.   Total gross fair value of derivative contracts:
      a. Contracts held for trading:
         (1) Gross positive fair value...................                0           0               0             0    17.a1
         (2) Gross negative fair value...................                0           0               0             0    17.a2
      b. Contracts held for purposes other than
         trading that are marked to market:
         (1) Gross positive fair value...................                0           0               0             0    17.b1
         (2) Gross negative fair value...................                0           0               0             0    17.b2
      c. Contracts held for purposes other than
         trading that are not marked to market:

         (1) Gross positive fair value...................            4,575           0               0             0    17.c1
         (2) Gross negative fair value...................            1,592           0               0             0    17.c2


 MEMORANDA                                                                                       Dollar Amounts in Thousands
-----------------------------------------------------------------------------------------------------------------------------------
 1. -2. Not applicable
 3.  Unused commitments with an original maturity exceeding one year that are reported in Schedule RC-L, items 1.a through 1.e, above (report only the
     unused portions of commitments that are fee paid or otherwise legally binding)......................  3,677,860    M.3
     a. Participations in commitments with an original maturity
        exceeding one year conveyed to others..................................................397,744                  M.3.a
 4.  To be completed only by banks with $ 1 billion or more in total assets:
     Standby letters of credit (both financial and performance) issued to non-U.S. addressees
     (domicile) included in Schedule RC-L, items 2 and 3, above..........................................      1,614    M.4
 5.  Loans to individuals for household, family, and other personal expenditures that have been securitized and sold (with servicing retained), amounts outstanding by type of loan:
     a. Loans to purchase private passenger automobiles
        (to be completed for the September report only)..................................................        N/A    M.5.a
     b. Credit cards and related plans ( TO BE COMPLETED QUARTERLY ).....................................          0    M.5.b
     c. All other consumer credit (including mobile home loans)
        (to be completed for the September report only)..................................................        N/A    M.5.c

   SCHEDULE RC-M-MEMORANDA

                                                                                                                            C365 <-
                                                                                                 Dollar Amounts in Thousands
-----------------------------------------------------------------------------------------------------------------------------------
  1.  Extensions of credit by the reporting bank to its executive officers, directors, principal shareholders, and their related interests as of the report date:
      a. Aggregate amount of all extensions of credit to all executive officers, directors, principal
         shareholders, and their related interests...............................................................     111,308  1.a
      b. Number of executive officers, directors, and principal shareholders to whom the amount of all extensions of credit by the reporting bank (including extensions of credit to
         related interests) equals or exceeds the lesser of $500,000 or 5 percent                Number
         of total capital as defined for this purpose in agency regulations...................        9                        1.b
  2.  Federal funds sold and securities purchased under agreements to resell with U.S. branches
      and agencies of foreign banks (1) (included in Schedule RC, item 3) .......................................           0  2
  3.  Not applicable.
  4.  Outstanding principal balance of 1-4 family residential mortgage loans serviced for others
      (include both retained servicing and purchased servicing):
      a.  Mortgages serviced under a GNMA contract...............................................................           0  4.a
      b.  Mortgages serviced under a FHLMC contract:
          (1) Serviced with recourse to servicer.................................................................           0  4.b.1
          (2) Serviced without recourse to servicer..............................................................           0  4.b.2
      c.  Mortgages serviced under a FNMA contract:
          (1) Serviced under a regular option contract...........................................................           0  4.c.1
          (2) Serviced under a special option contract...........................................................           0  4.c.2
      d.  Mortgages serviced under other servicing contracts.....................................................           0  4.d
  5.  To be completed only by banks with $ 1 billion or more in total assets:
      Customers' liability to this bank on acceptances outstanding (sum of items 5.a and 5.b must equal Schedule RC item 9):
      a. U.S. addressees (domicile)..............................................................................       1,847  5.a
      b. Non-U.S. addressees (domicile)..........................................................................           0  5.b
  6.  Intangible assets:
      a. Mortgage servicing rights...............................................................................           0  6.a
         (1) Estimated fair value of mortgage servicing assets ..................................................           0  6.a.1
      b. Other identifiable intangible assets:
         (1) Purchased credit card relationships.................................................................           0  6.b.1
         (2) All other identifiable intangible assets............................................................           0  6.b.2
      c. Goodwill................................................................................................           0  6.c
      d. Total (sum of items 6.a, 6.b.(1), 6.b.(2), and 6.c) (must equal Schedule RC, item 10) ..................           0  6.d
      e. Amount of intangible assets (included in item 6.b.(2) above) that have been
         grandfathered or are otherwise qualifying for regulatory capital purposes...............................           0  6.e
  7.  Mandatory convertible debt, net of common or perpetual preferred stock dedicated to
      redeem the debt............................................................................................           0  7

---------
 (1) Do not report federal funds sold and securities purchased under agreements to resell with other commercial banks in the U.S. in this item.

                                                                                                 Dollar Amounts in Thousands
-----------------------------------------------------------------------------------------------------------------------------------
  8.  a.Other real estate owned:
        (1) Direct and indirect investments in real estate ventures..............................................        0   8.a.1
        (2) All other real estate owned:
            (a) Construction and land development................................................................        0   8.a.2a
            (b) Farmland.........................................................................................        0   8.a.2b
            (c) 1-4 family residential properties................................................................    2,050   8.a.2c
            (d) Multifamily (5 or more) residential properties...................................................        0   8.a.2d
            (e) Nonfarm nonresidential properties................................................................       21   8.a.2e
        (3) Total (sum of items 8.a.(1) and 8.a.(2)) (must equal Schedule RC, item 7)............................    2,071   8.a.3
      b.Investments in unconsolidated subsidiaries and associated companies:
        (1) Direct and indirect investments in real estate ventures..............................................        0   8.b.1
        (2) All other investments in unconsolidated subsidiaries and associated companies........................    7,804   8.b.2
        (3) Total (sum of items 8.b.(1) and 8.b.(2)) (must equal Schedule RC, item 8)............................    7,804   8.b.3
  9.  Noncumulative perpetual preferred stock and related surplus included in Schedule RC,
      item 23, "Perpetual preferred stock and related surplus"...................................................        0   9
  10. Mutual fund and annuity sales during the quarter (including proprietary, private label, and third party products):
      a. Money market funds......................................................................................  175,469   10.a
      b. Equity securities funds.................................................................................   10,748   10.b
      c. Debt securities funds...................................................................................    7,601   10.c
      d. Other mutual funds......................................................................................   10,591   10.d
      e. Annuities...............................................................................................    3,523   10.e
      f. Sales of proprietary mutual funds and annuities (included in items 10.a through
         10.e above).............................................................................................  189,641   10.f
  11. Net unamortized realized deferred gains (losses) on off-balance sheet derivative
      contracts included in assets and liabilities reported in Schedule RC ......................................        0   11
  12. Amount of assets netted against nondeposit liabilities on the balance sheet (Schedule RC)
      in accordance with generally accepted accounting principles(1) ............................................        0   12
  13. Outstanding principal balance of loans other than 1-4 family residential mortgage loans that are serviced for others (to be completed if this balance is more than $10 million and
      exceeds ten percent of total assets) ......................................................................        0   13


 MEMORANDUM                                                                                     Dollar Amounts in Thousands
-----------------------------------------------------------------------------------------------------------------------------------
 1. Reciprocal holdings of banking organizations' capital instruments
    (to be completed for the December report only) ..............................................................      N/A   M.1

-----------
 (1) Exclude netted on-balance sheet amounts associated with off-balance sheet derivative contracts, deferred tax assets netted against deferred tax liabilities, and assets netted in accounting for pensions.

SCHEDULE RC-N - PAST DUE AND NONACCRUAL LOANS, LEASES, AND OTHER ASSETS

The FFIEC regards the information reported in all of Memorandum item 1, in items 1 through 10, column A, and in Memorandum items 2 through 4, column A, as confidential.

                                                                         C370 <-
                                                     Dollar Amounts in Thousands
--------------------------------------------------------------------------------

                                                                        --(Column A)--   --(Column B)--   --(Column C)--
                                                                           Past due        Past due 90      Nonaccrual
                                                                         30 through 89    days or more
                                                                        days and still      and still
                                                                           accruing          accruing
1. Loans secured by real estate:
    a. To U.S. addressees (domicile) .............................          23,781             408             7,699  1.a
    b. To non-U.S. addressees (domicile) .........................               0               0                 0  1.b
2.  Loans to depository institutions and acceptances
    of other banks:
    a. To U.S. banks and other U.S. depository
        institutions .............................................               0               0                 0  2.a
    b. To foreign banks ..........................................               0               0                 0  2.b
3. Loans to finance agricultural production and
    other loans to farmers .......................................               0               0                20  3.
4. Commercial and industrial loans:
    a. To U.S. addressees (domicile) .............................           2,372              40             1,157  4.a
    b. To non-U.S. addressees (domicile) .........................               0               0                 0  4.b
5.  Loans to individuals for household, family, and other personal expenditures:
    a. Credit cards and related plans ............................              28              32                 7  5.a
    b. Other (includes single payment, installment,
        and all student loans) ...................................           3,504             414               817  5.b
6. Loans to foreign governments and official
    institutions .................................................               0               0                 0  6
7. All other loans ...............................................           4,228               0                 0  7
8. Lease financing receivables:
    a. Of U.S. addressees (domicile) .............................             204               0             1,791  8.a
    b. Of non-U.S. addressees (domicile) .........................               0               0                 0  8.b
9. Debt securities and other assets (exclude other
    real estate owned and other repossessed assets) ..............               0               0                 0  9

================================================================================

Amounts reported in items 1 through 8 above include guaranteed and unguaranteed portions of past due and nonaccrual loans and leases. Report in item 10 below certain guaranteed loans and leases that have already been included in the amounts reported in items 1 through 8.

10. Loans and leases reported in items 1
    through 8 above which are wholly or partially
    guaranteed by the U.S. Government ............................              83               0               122  10
    a. Guaranteed portion of loans and leases
        included in item 10 above ................................              75               0                91  10.a

SCHEDULE RC-N CONTINUED

                                                                         C373 <-
                                                     Dollar Amounts in Thousands
--------------------------------------------------------------------------------

                                                           --(Column A)--   --(Column B)--   --(Column C)--
 MEMORANDA                                                   Past due        Past due 90       Nonaccrual
                                                           30 through 89    days or more
                                                           days and still     and still
                                                              accruing        accruing
1. Restructured loans and leases included in
     Schedule RC-N, items 1 through 8, above
    (and not reported in Schedule RC-C,
    Memorandum item 2) ..............................               0            0                 0  M.1
2.  Loans to finance commercial real estate,
    construction, and land development activities
    (not secured by real estate) included in
    Schedule RC-N, items 4 and 7, above .............           4,210            0                 0  M.2
3. Loans secured by real estate (sum of
    Memorandum items 3.a through 3.e must
    equal sum of Schedule RC-N items 1.a and
    1.b above):
    a. Construction and land development ............             303            0             1,821  M.3a
    b. Secured by farmland ..........................               0            0             2,057  M.3b
    c. Secured by 1-4 family residential properties:
         (1) Revolving, open-end loans secured by
             1-4 family residential properties and
             extended under lines of credit .........              61           80               227  M.3.c1
         (2) All other loans secured by 1-4 family
             residential properties .................           4,512           28             2,001  M.3c2
    d. Secured by multifamily (5 or more) residential
       properties ...................................               0            0                65  M.3d
    e. Secured by nonfarm nonresidential properties .          18,905          300             1,528  M.3e


                                                         --(Column A)--   --(Column B)--
                                                            Past due        Past due 90
                                                         30 through 89     days or more
                                                         days and still      and still
                                                           accruing          accruing
4.  Interest rate, foreign exchange rate, and other
    commodity and equity contracts:
    a. Book value of amounts carried as assets ....            0                0  M.4.a
    b. Replacement cost of contracts with a
        positive replacement cost .................            0                0  M.4.b


--------------------------------------------------------------------------------
                                                                         C377 <-
PERSON TO WHOM QUESTIONS ABOUT THE REPORTS OF CONDITION AND INCOME SHOULD BE
DIRECTED:

                                                    TELEPHONE:
           NAME                 TITLE      AREA CODE/PHONE NUMBER/EXTENSION
     ----------------------------------------------------------------------
     KEN MUTELL                 VP                  404-724-3833
     ----------------------------------------------------------------------

Even though Call Reports must be filed electronically,
send my bank a sample set of paper Call Report Forms      YES / NO
for the next quarter: ................................       NO

                                                    FAX: AREA CODE/PHONE NUMBER
                                                    ---------------------------

                                                    ---------------------------

--------------------------------------------------------------------------------

SCHEDULE RC-O - OTHER DATA FOR DEPOSIT INSURANCE AND FICO ASSESSMENTS
                                                                         C375 <-

                                                                                            Dollar Amounts in Thousands
-----------------------------------------------------------------------------------------------------------------------
 1. Unposted debits (see instructions):
    a. Actual amount of all unposted debits .......................................................       107  1.a
       OR
    b. Separate amount of unposted debits:
       (1) Actual amount of unposted debits to demand deposits ....................................         0  1.b.1
       (2) Actual amount of unposted debits to time and savings deposits (1) ......................         0  1.b.2
 2. Unposted credits (see instructions):
    a. Actual amount of all unposted credits ......................................................         0  2.a
       OR
    b. Separate amount of unposted credits:
       (1) Actual amount of unposted credits to demand deposits ...................................     5,909  2.b.1
       (2) Actual amount of unposted credits to time and savings deposits (1) .....................         0  2.b.2
 3. Uninvested trust funds (cash) held in bank's own trust department (not included
    in total deposits) ............................................................................         0  3.
 4. Deposits of consolidated subsidiaries (not included in total deposits):
    a. Demand deposits of consolidated subsidiaries ...............................................         0  4.a
    b. Time and savings deposits (1) of consolidated subsidiaries .................................         0  4.b
    c. Interest accrued and unpaid on deposits of consolidated subsidiaries .......................         0  4.c
 5. Not applicable ................................................................................
 6. Reserve balances actually passed through to the Federal Reserve by the reporting bank on behalf of its respondent depository institutions that are also reflected as deposit liabilities of the reporting bank:
    a. Amount reflected in demand deposits (included in Schedule RC-E,
       Memorandum item 4.a) .......................................................................       121  6.a
    b. Amount reflected in time and savings deposits (1) (included in Schedule RC-E,
       Memorandum item 4.b) .......................................................................         0  6.b
 7. Unamortized premiums and discounts on time and savings deposits:(1)(2)
    a. Unamortized premiums .......................................................................         0  7.a
    b. Unamortized discounts ......................................................................         0  7.b
 8. To be completed by banks with " Oakar deposits "
    a. Deposits purchased or acquired from other FDIC-insured
       institutions during the quarter :
       (1) Total deposits purchased or acquired from other
           FDIC-insured institutions during the quarter ...........................................         0  8.a.1
       (2) Amount of purchased or acquired deposits reported in item 8.a.(1)
           above attributable to a secondary fund (i.e., BIF members report
           deposits attributable to SAIF; SAIF members report deposits attributable to BIF) .......         0  8.a.2
    b. Total deposits sold or transferred to other FDIC-Insured institutions during the quarter ...         0  8.b
 9. Deposits in lifeline accounts .................................................................            9
10. Benefit-responsive 'Depository Institution Investment Contracts' (included in total
    deposits) .....................................................................................         0  10.

----------------------------

(1) For FDIC insurance and FICO assessment purposes,'time and savings deposits' consists of nontransaction accounts and all nontransaction accounts and all transactions accounts other than demand deposits.

(2)      Exclude core deposit intangibles.

                                                     Dollar Amounts in Thousands
--------------------------------------------------------------------------------

11. Adjustments to demand deposits reported in Schedule RC-E for certain reciprocal demand balances:
    a.  Amount by which demand deposits would be reduced if the reporting bank's reciprocal demand balances with the domestic offices of U.S.
        banks and savings associations and insured branches in Puerto Rico and U.S. territories and possessions that were reported on a gross
        basis in Schedule RC-E had been reported on a net basis ..................    0 11.a
    b.  Amount by which demand deposits would be increased if the reporting bank's reciprocal demand balances with foreign banks and foreign offices of other U.S. banks (other than insured branches in Puerto
        Rico and U.S. territories and possessions) that were reported on a
        net basis in Schedule RC-E had been reported on a gross basis ............    0 11.b
    c.  Amount by which demand deposits would be reduced if cash items in process of collection were included in the calculation of the reporting bank's net reciprocal demand balances with the domestic offices of U.S. banks and savings associations and insured branches
        in Puerto Rico and U.S. territories and possessions in Schedule RC-E .....    0 11.c
12. Amount of assets netted against deposit liabilities
    on the balance sheet (Schedule RC) in accordance with generally accepted accounting principles (exclude amounts related to reciprocal demand balances) :
    a.  Amount of assets netted against demand deposits ..........................    0 12.a
    b.  Amount of assets netted against time and savings deposits ................    0 12.b

MEMORANDA (TO BE COMPLETED EACH QUARTER EXCEPT AS NOTED)
                                                     Dollar Amounts in Thousands
--------------------------------------------------------------------------------

1. Total deposits of the bank (sum of Memorandum items 1.a.(1) and 1.b.(1)
   must equal Schedule RC, item 13.a):
   a. Deposit accounts of $100,000 or less:
      (1) Amount of deposit accounts of $100,0000 or less .................................                      2,584,881 M.1.a1
      (2) Number of deposit accounts of $100,000 or less                                       NUMBER
          (TO BE COMPLETED FOR THE JUNE REPORT ONLY) ......................................       N/A                      M.1.a2
   b. Deposit accounts of more than $100,000:
      (1) Amount of deposit accounts of more than $100,000                                                       1,599,713 M.1.b1
      (2) Number of deposit accounts of more than $100,000 ................................     4,803                      M.1.b2
2. Estimated amount of uninsured deposits of the bank:
   a. An estimate of your bank's uninsured deposits can be determined by multiplying the number of deposit accounts of more than $100,000 reported in Memorandum item 1.b.(2) above by $100,000 and subtracting the result from the amount of deposit accounts of more than $100,000 reported in Memorandum item 1.b.(1) above.

      Indicate in the appropriate box at right whether your bank has a method or
      procedure for determining a better estimate of uninsured deposits than the                                 YES / NO
      estimate described above                                                                                      NO     M.2.a
   b. If the box marked YES has been checked, report the estimate of uninsured deposits
         determined by using your bank's method or procedure                                                             0 M.2.b
3. Has the reporting institution been consolidated with a parent bank or savings association in that parent bank's or parent savings association's
   Call Report or Thrift Financial Report ?

   If so, report the legal title and FDIC Certificate Number of the parent bank or parent savings association:
         TEXT                                                                                                 FDIC CERT NO.
                                                                                                                    N/A    M.3

SCHEDULE RC-R - REGULATORY CAPITAL

This schedule must be completed by all banks as follows: Banks that reported total assets of $1 billion or more in Schedule RC item 12, for June 30, 1997 , must complete items 2 through 9 and Memoranda items 1 and 2. BANKS WITH ASSETS OF LESS THAN $1 BILLION MUST COMPLETE ITEMS 1 THROUGH 3 BELOW OR SCHEDULE RCR IN ITS ENTIRETY, DEPENDING ON THEIR RESPONSE TO ITEM 1 BELOW.

                                                                         C380 <-

1. TEST FOR DETERMINING THE EXTENT TO WHICH SCHEDULE RC-R MUST BE COMPLETED.
   TO BE COMPLETED ONLY BY BANKS WITH TOTAL ASSETS OF LESS THAN $1 BILLION.
   Indicate in the appropriate box at the right whether the bank has total                                           YES / NO
   capital greater than or equal to eight percent of adjusted total assets .............................                NO     1.
     For purposes of this test, adjusted total assets equals total assets less cash, U.S. Treasuries, U.S. Government agency obligations, and 80 percent of U.S. Government-sponsored agency obligations plus the allowance for loan and lease losses and selected off-balance sheet items as reported on Schedule RC-L (see instructions).
     If the box marked  YES  has been checked, then the bank only has to complete items 2 and 3 below.  If the box marked NO has been checked, the bank must complete the remainder of this schedule.
     A NO response to item 1 does not necessarily mean that the bank's actual risk-based capital ratio is less than eight percent or that the bank is not in compliance with the risk-based capital guidelines.

NOTE: ALL BANKS ARE REQUIRED TO COMPLETE
ITEMS 2 AND 3 BELOW.
                                                     Dollar Amounts in Thousands
--------------------------------------------------------------------------------

2.  Portion of qualifying limited-life capital instruments (original weighted average maturity of at least five years) that is includible in Tier 2 capital :
    a. Subordinated debt (1) and intermediate term preferred stock ..................     160,000  2.a
    b. Other limited-life capital instruments .......................................           0  2.b
3.  Amounts used in calculating regulatory capital ratios (report amounts determined by the bank for its own internal regulatory capital analyses consistent with applicable capital standards) :
    a. (1) Tier 1 capital ...........................................................     540,596  3.a.(1)
       (2) Tier 2 capital ...........................................................     249,205  3.a.(2)
       (3) TIER 3 CAPITAL ...........................................................           0  3.a.(3)
    b. Total risk-based capital .....................................................     789,801  3.b
    c. Excess allowance for loan and lease losses
       (amount that exceeds 1.25% of gross risk-weighted assets) ....................           0  3.c
    d. (1) Net risk-weighted assets (gross risk-weighted assets less excess
           allowance reported in item 3.c above and all other deductions) ...........   7,724,420  3.d.1
       (2) MARKET RISK EQUIVALENT ASSETS ............................................           0  3.d.2
    E.  MAXIMUM CONTRACTUAL DOLLAR AMOUNT OF RECOURSE EXPOSURE IN LOW LEVEL
        RECOURSE TRANSACTIONS (TO BE COMPLETED ONLY IF THE BANK USES THE
        "DIRECT REDUCTION METHOD" TO REPORT THESE TRANSACTIONS IN SCHEDULE RC-R) ....           0  3.e
    f. "Average total assets" (quarterly average reported in Schedule RC-K,
       item 9, less all assets deducted from Tier 1 capital)(2) .....................   7,881,082  3.f

Items 4-9 and Memoranda items 1 and 2 are to be completed by banks that answered NO to item 1 above and by banks with total assets of $1 billion or more.

                                                                                        --(Column A)--    --(Column B)--   3.f
                                                                                            Assets        Credit Equiv-
                                                                                           Recorded       valent Amount
                                                                                            on the        of Off-Balance
                                                          Dollar Amounts in Thousands    Balance Sheet    Sheet Items (3)
------------------------------------------------------------------------------------------------------------------------------
4. Assets and credit equivalent amount of off-balance sheet items assigned to the Zero percent risk category:
    a. Assets recorded on the balance sheet .........................................        932,467                       4.a
    b. Credit equivalent amount of off-balance sheet items ..........................                                   0  4.b

----------------------------

(1)      Exclude mandatory convertible debt reported in Schedule RC-M, item 7.

(2)      Do not deduct excess allowance for loan and lease losses.

(3) Do not report in column B the risk-weighted amount of assets reported in column A.

                                                                                        --(Column A)--    --(Column B)--
                                                                                            Assets         Credit Equiv-
                                                                                           Recorded        valent Amount
                                                                                            on the        of Off-Balance
                                                     Dollar Amounts in Thousands         Balance Sheet    Sheet Items (2)
---------------------------------------------------------------------------------------------------------------------------
 5.  Assets and credit equivalent amounts of off-balance sheet items assigned to the 20 percent risk category:
     a. Assets recorded on the balance sheet                                              1,148,491                     5.a
     b. Credit equivalent amount of off-balance sheet items                                                    580,068  5.b
 6.  Assets and credit equivalent amounts of off-balance sheet items assigned to the 50 percent risk category:
     a. Assets recorded on the balance sheet                                              1,298,627                     6.a
     b. Credit equivalent amount of off-balance sheet items                                                    127,269  6.b
 7.  Assets and credit equivalent amounts of off-balance sheet items assigned to the 100 percent risk category:
     a. Assets recorded on the balance sheet                                              4,671,376                     7.a
     b. Credit equivalent amount of off-balance sheet items                                                  1,994,384  7.b
 8.  On-balance sheet asset values excluded from and deducted in
     the calculation of the risk-based capital ratio(2)                                       7,109                     8.
 9.  Total assets recorded on the balance sheet (sum of items 4.a, 5.a, 6.a,
     7.a, and 8, column A) (must equal Schedule RC,
     item 12.c plus items 4.b and 4.c)                                                    8,058,070                     9.

 MEMORANDA                                           Dollar Amounts in Thousands
--------------------------------------------------------------------------------
1. Current credit exposure across all off-balance sheet derivative
   contracts covered by the risk-based capital standards              4,575  M.1


                                                                                 ----------- WITH A REMAINING MATURITY OF ----------
                                                                                 --(Column A)--   --(Column B)--    --(Column C)--
                                                                                    One Year          Over               Over
                                                                                     or less        one year          five years
2.  Notional principal amounts of off-balance                                                    thru five years
    sheet derivative contracts:(3)
    a. Interest rate contracts ...............................................          0             23,572           131,756 M.2.a
    b. Foreign exchange contracts ............................................          0                  0                 0 M.2.b
    c. Gold contracts ........................................................          0                  0                 0 M.2.c
    d. Other precious metals contracts .......................................          0                  0                 0 M.2.d
    e. Other commodity contracts .............................................          0                  0                 0 M.2.e
    f. Equity derivatives contracts .........................................           0                  0                 0 M.2.f

----------------------------

(1) Do not report in column B the risk-weighted amount of assets reported in column A.

(2) Include the difference between the fair value and the amortized cost of its available-for-sale securities in item 8 and report the amortized cost of these securities in items 4 through 7 above. Item 8 also includes on-balance sheet asset values (or portions thereof) of off-balance sheet interest rate, foreign exchange rate, and commodity contracts and those contracts (e.g. future contracts) not subject to risk-based capital. item 8 margin accounts and accrued receivables not included in the calculation of credit equivalent amounts of off-balance sheet derivatives as well as any portion of the allowance for loan and lease losses in excess of the amount that may be included in Tier 2 capital.

(3) Exclude foreign exchange contracts with an original maturity of 14 days or less and all futures contracts.

               OPTIONAL NARRATIVE STATEMENT CONCERNING THE AMOUNTS
                 REPORTED IN THE REPORTS OF CONDITION AND INCOME
                     at close of business on March 31, 1998

  SUNTRUST BANK,CENTRAL FLORIDA N.A.    ATLANTA        GA
  ----------------------------------    -------        --
        LEGAL TITLE OF BANK              CITY         STATE

The management of the reporting bank may, if it wishes, submit a brief narrative statement on the amounts reported in the Reports of Condition and Income. This optional statement will be made available to the public, along with the publicly available data in the Reports of Condition and Income, in response to any request for individual bank report data. However the information reported in column A and in all of Memorandum item 1 of Schedule RC-N is regarded as confidential and will not be released to the public.

BANKS CHOOSING TO SUBMIT THE NARRATIVE STATEMENT SHOULD ENSURE THAT THE STATEMENT DOES NOT CONTAIN THE NAMES OR OTHER IDENTIFICATIONS OF INDIVIDUAL BANK CUSTOMERS, REFERENCES TO THE AMOUNTS REPORTED IN THE CONFIDENTIAL ITEMS IN SCHEDULE RC-N, OR ANY OTHER INFORMATION THAT THEY ARE NOT WILLING TO HAVE MADE PUBLIC OR THAT WOULD COMPROMISE THE PRIVACY OF THEIR CUSTOMERS.

All information furnished by the bank in the narrative statement must be accurate and not misleading. Appropriate efforts shall be taken by the submitting bank to ensure the statement's accuracy.

If, subsequent to the original submission, material changes are submitted for the data reported in the Reports of Condition and Income, the existing narrative statement will be deleted from the files, and from disclosure; the bank at its option, may replace it with a statement appropriate to the amended area.

The optional narrative statement will appear in agency records and in release to the public exactly as submitted (or amended as described in the preceding paragraph) by the management of the bank.

THE STATEMENT WILL NOT EDITED OR SCREENED IN ANY WAY BY THE SUPERVISORY AGENCIES FOR ACCURACY OR RELEVANCE. DISCLOSURE OF THE STATEMENT SHALL NOT SIGNIFY THAT ANY FEDERAL SUPERVISORY AGENCY HAS VERIFIED OR CONFIRMED THE ACCURACY OF THE INFORMATION CONTAINED THEREIN. A STATEMENT TO THIS EFFECT WILL APPEAR ON ANY PUBLIC RELEASE OF THE OPTIONAL STATEMENT SUBMITTED BY THE MANAGEMENT OF THE REPORTING BANK.

--------------------------------------------------------------------------------
                                                                    C371 C372 <-


X = NO COMMENT - Y = COMMENT ...........................................    X

BANK MANAGEMENT STATEMENT (please type or print clearly):
         TEXT 6980 (70 CHARACTERS PER LINE)

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------




         -----------------------------------------------------------------------
         SIGNATURE OF EXECUTIVE OFFICER OF BANK                DATE OF SIGNATURE

                    THIS PAGE IS TO BE COMPLETED BY ALL BANKS
--------------------------------------------------------------------------------

SUNTRUST BANK,CENTRAL FLORIDA N.A.               OMB No. For FDIC: 1557-0081
P.O. BOX 4418 CENTER 632                         OMB No. For FDIC: 3064-0052
ATLANTA, GA  30302                        OMB No. For Federal Reserve: 7100-0036
                                                  Expiration Date: 3/31/2000

                                                                  SPECIAL REPORT
                                                                         C700 <-

                                                     Dollar Amounts in Thousands
--------------------------------------------------------------------------------
                                                Close of Busi-
                                                   ness Date:       FDIC Cert. #
                                                   03/31/98          21043

--------------------------------------------------------------------------------

 LOANS TO EXECUTIVE OFFICERS  (COMPLETE AS OF EACH CALL REPORT DATE)

--------------------------------------------------------------------------------

The following information is required by Public Laws 90-44 and 102-242, but does not constitute a part of the Report of Condition. With each Report of Condition, these Laws require all banks to furnish a report of all loans or other extensions of credit to their executive officers made since the date of the previous Report of Condition. Data regarding individual loans or other extensions of credit are not required. If no such loans or other extensions of credit were made during the period, insert "none" against subitem (a). (Exclude the first $15,000 of indebtedness of each executive officer under bank credit card plan.) See Section 215.2 and 215.3 of Title 12 of the Code of Federal Regulations. (Federal Reserve Board Regulation O) for the definitions of "executive officer" and "extension of credit", respectively. Exclude loans and other extensions of credit to directors and principal shareholders who are not executive officers.
The following information is required by Public Laws 90-44 and 102-242, but does not constitute a part of the Report of

a. Number of loans made to executive officers since the previous Call Report date ......                   0   a.
b. Total dollar amount of above loans (in thousands of dollars) ........................                   0   b.
c. Range of interest charged on above loans                                                 FROM         TO
   (example: 9-3/4% = 9.75) ............................................................    0.00%       0.00%  c.



--------------------------------------------------------------------------------
SIGNATURE AND TITLE OF OFFICER
AUTHORIZED TO SIGN REPORT:                              DATE (Month, Day, Year):

--------------------------------------------------------------------------------

FDIC 8040/53 (3-98)

REPORT OF CONDITION

--------------------------------------------------------------------------------

Consolidating domestic subsidiaries of the
         SUNTRUST BANK,CENTRAL FLORIDA N.A.
         IN THE STATE OF GA AT THE CLOSE OF BUSINESS ON MARCH 31, 1998 published in response to call made by (Enter additional information below)

         ----------------------------------------------------------

         ----------------------------------------------------------

         ----------------------------------------------------------


STATEMENT OF RESOURCES AND LIABILITIES

                                                                      Dollar Amounts in Thousands
-------------------------------------------------------------------------------------------------
ASSETS
Cash and balances due from depository institutions:
    Noninterest-bearing balances and currency and coin ..............                     547,696
    Interest-bearing balances .......................................                       4,167
Securities:
    Held-to-maturity securities .....................................                           0
    Available-for-sale securities ...................................                     725,998
Federal funds sold and securities purchased under agreements to resell                    574,904
Loans and lease financing receivables:
    Loans and leases, net of unearned income ........................     6,058,046
    LESS: Allowance for loan and lease losses .......................        89,205
    LESS: Allocated transfer risk reserve ...........................             0
    Loans and leases, net of unearned income, allowance, and reserve                    5,968,841
Trading Assets ......................................................                           0
Premises and fixed assets (including capitalized leases) ............                      52,965
Other real estate owned .............................................                       2,071
Investments in unconsolidated subsidiaries and associated companies .                       7,804
Customers' liability to this bank on acceptances outstanding ........                       1,847
Intangible assets ...................................................                           0
Other assets ........................................................                      82,572
Total assets ........................................................                   7,968,865



FDIC /54C (3-90)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

LIABILITIES

                                                                                  Dollar Amounts in Thousands
-------------------------------------------------------------------------------------------------------------
DEPOSITS:
    In domestic offices ........................................................                    4,184,594
       Noninterest-bearing .....................................................     1,272,935
       Interest-bearing ........................................................     2,911,659
Federal funds purchased and securities sold under agreements to repurchase .....                    2,524,575
Demand notes issued to the U.S. Treasury .......................................                            0
Trading liabilities ............................................................                            0
Other borrowed money:
    With original maturity of one year or less .................................                      502,732
    With a remaining maturity of more than one year through three years ........                            0
    With a remaining maturity of more than three years .........................                            0
Bank's liability on acceptances executed and outstanding .......................                        1,847
Subordinated notes and debentures ..............................................                      160,000
Other liabilities ..............................................................                       50,184
Total liabilities ..............................................................                    7,423,932

EQUITY CAPITAL

Perpetual preferred stock and related surplus ..................................                            0
Common stock ...................................................................                        5,098
Surplus ........................................................................                      124,125
Undivided profits and capital reserves .........................................                      411,373
Net unrealized holding gains (losses) on available-for-sale securities .........                        4,337
Total equity capital ...........................................................                      544,933
Total liabilities and equity capital ...........................................                    7,968,865

                                                                                           I,
We, the undersigned directors, attest to the                            _______________________________________________
correctness of this statement of resources and liabilities.                           (NAME, TITLE)
We declare that is has been examined by us, and to                      of the above named bank do hereby declare
the best of our knowledge and belief has been                           that this Report of Condition is true and
prepared in conformance with the instructions                           correct to the best of my knowledge and belief.
and is true and correct.



Director #1
           ---------------------------------------------------------------------

Director #2
           ---------------------------------------------------------------------

Director #3
           ---------------------------------------------------------------------

FDIC 8040/54B (Page 2)
PRINTER COPY

A 1275                                                                  0
B 1275                                                                  0
         06310215
         12-1159